DEBT SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT (hereinafter referred to as the "Agreement"), dated as of March 31, 2008, is entered into by and between MGN Technologies, Inc., a corporation authorized and existing pursuant to the laws of the Province of British Columbia (the "Corporation"), and the creditor Alliance Capital Ventures, LLC, a corporation in Washington (the "Creditor").

WHEREAS, the Corporation owes the Creditor a debt in the amount of US$1,294,037.49 plus interest (the "Settlement Amount"); and

WHEREAS, the Creditor has made a demand for payment; and

WHEREAS, the Corporation and the Creditor desire to resolve a portion of the debt between them on the terms and conditions set forth in this Agreement with respect to such portion of the debt only.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the Corporation and the Creditor hereby agree as follows:

1. PORTION OF SETTLEMENT AMOUNT. As repayment of Six Hundred Thousand and no/100 USD (US$600,000.00), being a portion of the indebtedness of Corporation to Creditor, the Corporation will issue to the Creditor or assigns an aggregate of 60,000,000 common shares (the "Shares") in the capital stock of Corporation, whose shares are publicly traded on the National Association of Securities Dealers' Over the Counter Bulletin Board Service (NASD OTC:BB) under the trading symbol MGNLF.OB. These shares will be restricted shares and will bear the appropriate restrictive legend. However, the Corporation will provide the Creditor the registration rights ("Piggyback Rights") with respect to the Shares provided for in Section 4 of this Agreement. In order to confirm compliance with exemptions from the registration requirements of the United States Securities Act of 1933 (the "Securities Act") and other applicable securities laws, the Creditor and/or assigns, as applicable, will, as a condition of issuance of the Shares in the name of the Creditor and/or assigns, execute and deliver to the Corporation the attached form of Investment Agreement.

2. PARTIAL RELEASE BY CREDITOR. Upon issuance of the Shares in the name of the Creditor and/or assigns, the Settlement Amount shall be reduced by the sum of US$600,000.00, as more fully set forth in that certain Second Amendment to Loan Agreement of even date, and the Corporation is hereby released from any further obligation to pay such portion of the Settlement Amount.

3. EFFECTIVE TIME OF RELEASES. The release described above shall become effective immediately upon the delivery by the Corporation to the Creditor and/or assigns of the Shares registered in the name of the Creditor and/or assigns.

4. REGISTRATION RIGHTS. If the Corporation proposes to file a registration statement under the Securities Act with respect to an offering for its own account of any class of its equity securities

(other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, a transaction to which Rule 145 (or any successor provision) under the Securities Act applies or an offering of securities solely to the Corporation's existing shareholders), then the Corporation shall in each case give written notice of such proposed filing to the Creditor and/or assigns, as applicable (each, a "Holder") as soon as practicable (but no later than 10 business days) before the anticipated filing date, and such notice shall offer each Holder the opportunity to register such number of Shares as such Holder may request and as the Corporation deems available. Each Holder desiring to have Shares included in such registration statement shall so advise the Corporation in writing within 10 business days after the date on which the Corporation's notice is so given, setting forth the number of Shares for which registration is requested. In considering the number of shares available for registration, the Corporation may consider the rules and policies of the Commission with respect to the limitation of the number of shares that may be registered in offerings pursuant to Rule 415 of the Securities Act.

5. REGISTRATION EXPENSES. All Registration Expenses incident to the Corporation's performance of or compliance with this Agreement will be borne by the Corporation.

6. EXISTENCE AND RIGHTS. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia. The Corporation has all requisite corporate power and authority, to carry on its business and to own and use the properties owned and used by it. The Corporation is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified, would not individually or in the aggregate, have a material adverse effect on the assets or business of the Corporation.

7. NO CONFLICT. The execution, delivery and performance of this Agreement and of the related documents by the Corporation will not violate any provision of the Corporation's Notice of Articles or Articles; or violate any law or rule or regulation of any administrative agency or governmental body; or any order, writ, injunction or decree of any court, arbiter, administrative agency or governmental authority having jurisdiction over the Corporation; or violate any indenture, mortgage, contract, will, agreement or other undertaking to which the Corporation is a party or is subject, or result in the creation or imposition of any lien or encumbrance on any of the properties of the Corporation under any of the foregoing.

8. NOTICES. Any notice or other communication required or permitted hereunder shall be deemed given if in writing and delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by overnight air courier or facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, as follows:

If to Creditor:

Alliance Capital Ventures, LLC
1601 Fifth Avenue, Suite 2040
Seattle, WA 98101
Attn: Michael Takano

If to MGN Technologies, Inc.:

MGN Technologies Inc.
12-1730 Broadway St.,
Port Coquitlam, B.C. V3C 2M8

9. LAW GOVERNING AGREEMENT. This Agreement is made and entered into and is to be at least partially performed in Seattle, Washington. It shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of Washington applicable to Agreements made and to be performed entirely within such State without regard to principles of conflicts of laws, except to the extent that Canadian and/or U.S. securities law may apply.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first set forth hereinabove, as evidenced by their respective signatures below.

MGN Technologies, Inc. — Date: 3/31/08

Alliance Capital Ventures, LLC — Date: 3/31/08